  EXHIBIT 21.1

Subsidiaries

Entity Name in English	Jurisdiction of Incorporation	Parent

Solarmax Technology, Inc.	Nevada	N/A

Solarmax Renewable Energy Provider, Inc.	California	Solarmax Technology, Inc.

Solarmax Financial, Inc.	California	Solarmax Technology, Inc.

SMX Capital, Inc.	New Jersey	Solarmax Technology, Inc. (93.75% owned)

Solarmax LED, Inc.	California	Solarmax Technology, Inc.

Solarmax Technology Holdings (Hong Kong) Limited	Hong Kong	Solarmax Technology, Inc.

SolarMax Technology Holdings (Cayman) Limited	Cayman Islands	Solarmax Technology, Inc.

Solarmax Technology (Shanghai) Co., Ltd - WFOE	China	Solarmax Technology Holdings (Hong Kong) Limited

Zhongzhao Technology Development (Shanghai) Ltd	China	Solarmax Technology (Shanghai) Co., Ltd

Shanghai Zhongzhao Tianpei Green Energy Technology Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Zhongzhao Hongwan Green Energy Technology (Shanghai) Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shanghai Hongjing Electric Power Technology Co., Ltd.	China	Solarmax Technology (Shanghai) Co., Ltd

Shanghai Jingxing Green Energy Co., Ltd.	China	Shanghai Hongjing Electric Power Technology Co., Ltd.

Shanghai Zhongzhao Changxiao Green Energy Technology Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shanghai Changmu Green Energy Technology Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Qianxinanzhou Honghao Green Energy Co., Ltd	China	Shanghai Changmu Green Energy Technology Co., Ltd

Accumulate Investment Co., Ltd (BVI)	British Virgin Island	Solarmax Technology, Inc.

Accumulate Investment Co., Limited (HK)	Hong Kong	Accumulate Investment Co., Ltd (BVI)

Jiangsu Zhonghong Photovoltaic Electric Co., Ltd	China	Accumulate Investment Co., Limited (HK)

Jiangsu Hongci New Energy Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Nanjing qingchangyang new energy co., Ltd	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Jiangsu Hongzhihan New Energy Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Jiangsu Hongzhi Photovoltaic Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Jiangsu Jihong Green Energy Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Golden Solarmax Finance Co., Ltd	China	Solarmax Technology, Inc.